UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2016

Weatherford International public limited company
(Exact name of registrant as specified in its charter)

Ireland	001-36504	98-0606750
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Bahnhofstrasse 1, 6340 Baar, Switzerland	CH 6340
(Address of principal executive offices)	(Zip Code)

 Registrant’s telephone number, including area code: +41.22.816.1500

N/A
(Former Name, Former Address and Former Fiscal Year, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Underwriting Agreement
On March 1, 2016, Weatherford International plc (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC, as representatives of the several underwriters named in Schedule II thereto (the “Underwriters”), which provides for the offer and sale by the Company (the “Offering”), and the purchase by the Underwriters, of 100,000,000 ordinary shares of the Company (the “Shares”) at a price to the public of $5.65 per Share. The Company also granted the Underwriters an option for a period of 30 days to purchase up to an additional 15,000,000 Shares. The Shares have been registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-194431), which became effective immediately upon filing with the U.S. Securities and Exchange Commission (the “SEC”) on March 7, 2014, as amended, and as supplemented by the preliminary prospectus supplement filed with the SEC on March 1, 2016, and the prospectus supplement filed with the SEC on March 2, 2016. The Company intends to use the net proceeds from the Offering for general corporate purposes, including the repayment of existing indebtedness.
The Underwriting Agreement contains customary representations, warranties, covenants and agreements by the Company, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties.
The initial closing of the transaction is expected to occur on or about March 7, 2016, subject to customary closing conditions. A copy of the Underwriting Agreement is attached to this Current Report on Form 8-K as Exhibit 1.1 and is incorporated into this Item 1.01. The foregoing is only a brief description of the material terms of the Underwriting Agreement and does not purport to be a complete description of the rights and obligations of the parties thereunder and such description is qualified in its entirety by reference to this Exhibit.
Relationships

As more fully described under the caption “Underwriting – Conflicts of Interest” in the prospectus supplement, certain of the Underwriters have, from time to time, performed commercial banking, investment banking and advisory services for the Company and its affiliates for which they have received customary fees and reimbursement of expenses. The Underwriters or their affiliates may, from time to time, engage in transactions with and perform services for the Company and its affiliates in the ordinary course of their business for which they may receive customary fees and reimbursement of expenses.

Because affiliates of J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC are lenders under our revolving credit facility and will receive 5% or more of the net proceeds of this offering due to the repayment of portions of our revolving credit facility by us, J.P. Morgan Securities and Morgan Stanley & Co. LLC are deemed to have a “conflict of interest” under FINRA Rule 5121. Accordingly, the Offering is being made in compliance with the requirements of FINRA Rule 5121. The appointment of a “qualified independent underwriter” is not required in connection with this offering as a “bona fide public market,” as defined in Rule 5121, exists for our ordinary shares. In accordance with Rule 5121, J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC will not confirm any sales to any account over which it exercises discretionary authority without the specific written approval of the transaction from the account holder.

Item 7.01	Regulation FD Disclosure.

The Company issued a press release on March 1, 2016, announcing the launch of the Offering and a press release on March 1, 2016, announcing the pricing of the Offering. Copies of each press release are furnished as Exhibit 99.1 and Exhibit 99.2, respectively, and are incorporated into this Item 7.01.

Item 8.01	Other Events.

Legal Opinion Letter
In connection with the Offering discussed in Item 1.01, the legal opinion letter of Matheson regarding the legality of the ordinary shares is filed as Exhibit 5.1.

Item 9.01	Financial Statements and Exhibits.

(d)   Exhibits.

Exhibit Number	Exhibit Description
1.1
Underwriting Agreement, dated March 1, 2016, by and among Weatherford International plc and J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC on behalf of themselves and the several Underwriters named in Schedule II to the Underwriting Agreement.

5.1	Opinion of Matheson regarding legality of the ordinary shares.
23.1	Consent of Matheson (included in Exhibit 5.1 hereto).
99.1	Press release, dated March 1, 2016.
99.2	Press release, dated March 1, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Weatherford International plc
Date:	March 2, 2016
/s/ Krishna Shivram
Krishna Shivram
Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Exhibit Description
1.1
Underwriting Agreement, dated March 1, 2016, by and among Weatherford International plc and J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC on behalf of themselves and the several Underwriters named in Schedule II to the Underwriting Agreement.

5.1	Opinion of Matheson regarding legality of the ordinary shares.
23.1	Consent of Matheson (included in Exhibit 5.1 hereto).
99.1	Press release, dated March 1, 2016.
99.2	Press release, dated March 1, 2016.